Exhibit No. 99

                              $300MM WFMBS 2002-14
                         Whole Loan 30YR RELO Fixed-Rate

GWAC                                 6.250% +/-5bps

Pass-Through                         6.000% coupon

WAM                                    358 +/- 2 months

California                            28.0% approx.             +3% max

Avg Loan Balance                      $435 approx.            $450  max

WA LTV                                  77% approx.             +3% max

Full Doc                                30% approx.             -4% min

Cash-Out Refi                            0% approx.             +3% max

Uninsured > 80% LTV                     17% approx.             +3% max

AAA Ratings                    2 of 3 (S&P, Moodys, Fitch)

Estimated Subordination Level         2.70%

Pricing Speed                          350% PSA

Settlement Date                   07/30/02

                            All numbers approximate.
                    All tranches subject to 5% size variance.

The information herein has been provided solely by UBS Warburg LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the Description of the Mortgage Pool contained in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Warburg LLC.